UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 25, 2014

RELM Wireless Corporation
(Exact Name of Registrant Specified in Charter)

Nevada
(State or other jurisdiction of incorporation)

001-32644 (Commission File Number)	59-34862971 (I.R.S. Employer Identification No.)

7100 Technology Drive, West Melbourne, FL (Address of principal executive offices)	32904 (Zip Code)
Registrant’s telephone number, including area code (321) 984-1414
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

         On March 25, 2014, RELM Wireless Corporation (the “Company”) entered into an agreement (the “Agreement”) with Privet Fund, LP and Privet Fund Management LLC and their respective Affiliates (collectively, “Privet Fund”) relating to, among other matters, the membership and composition of the Board of Directors of the Company (the “Board”).

Pursuant to the settlement agreement, among other things:

●	Privet Fund agreed to vote in favor of all of the Board nominees in connection with the Company’s 2014 Annual Meeting of stockholders;

●
Privet Fund agreed to certain standstill restrictions with respect to the Company until the earlier of February 20, 2015, and 90 days prior to the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”);

●
on or before February 20, 2015, the Board will take action such that effective at the 2015 Annual Meeting, the size of the Board will be reduced to seven and one member of the Board, determined by the affirmative vote of all of the then members of the Board, will retire effective at the 2015 Annual Meeting; provided, that if the Board selects any of Messrs. Levenson, Rosenzweig or Henderson, then Privet Fund LP shall have the right to nullify such selection and the Board shall continue to have eight members; and

●
the advance notice requirements in the Company’s bylaws with respect to shareholder nominations and proposals shall be waived and not apply to nominations by Privet in connection with the 2015 Annual Meeting.

A copy of the Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Pursuant to the Agreement, on March 26, 2014, the Board appointed James R. Henderson to serve as a director of the Company, filling the vacancy on the Board that was created by director Warren N. Romine’s resignation on January 3, 2014.  Mr. Henderson was also appointed to the nominating and governance committee of the Board on that date.

The Board has determined, in its business judgment, that James R. Henderson qualifies as independent under the independence standards set forth in the NYSE MKT Corporate Governance Requirements.  There are and have been no transactions, either since the beginning of the Company’s last fiscal year or that are currently proposed, regarding Mr. Henderson that are required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no arrangement or understanding exists between Mr. Henderson and any other person or persons pursuant to which Mr. Henderson was selected as a director. Mr. Henderson will be compensated for his services as a director of the Company in a manner consistent with that of the Company’s other non-employee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2013.  Such compensation includes an initial grant to Mr. Henderson, upon the date of appointment, of an option to purchase 5,000 shares of Company common stock pursuant to the Company’s 2007 Incentive Compensation Plan.

Mr. Henderson has served as Chairman and interim CEO of School Specialty, Inc. since July 2013. He has served as a director of GenCorp since 2008 and has previously served as a director of DGT Holdings Corp., SL Industries, Inc., Angelica Corporation and WebFinancial Corporation, where he also served as President, COO and Executive Vice President of Operations. Mr. Henderson served as Chairman of the Board and Chief Executive Officer of Point Blank Solutions, Inc. ("Point Blank"), a designer and manufacturer of protective body armor, from June 2009 until October 2011, having previously served as its Chairman of the Board from August 2008 until June 2009 and as interim chief executive officer from April 2009 until June 2009. He subsequently served as Chief Executive Officer of Point Blank Enterprises, Inc., the successor to the business of Point Blank Solutions, Inc., from October 2011 to September 2012. Mr. Henderson was also a Managing Director and operating partner of Steel Partners LLC, a subsidiary of Steel Partners Holdings L.P., a global diversified holding company that owns and operates businesses and has significant interests in leading companies in a variety of industries, including diversified industrial products, energy, defense, banking, insurance, and food products and services, until April 2011. In addition, Mr. Henderson was associated with Steel Partners LLC and its affiliates from August 1999 until April 2011.

Item 7.01 Regulation FD Disclosure.

On March 26, 2014, the Company issued a press release announcing the appointment of Mr. Henderson to the Board and the execution of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Settlement Agreement, dated as of March 25, 2014, by and among RELM Wireless Corporation and Privet Fund LP, Privet Fund Management LLC and their respective Affiliates.
99.1	Press Release, dated March 26, 2014.

          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION

Date: March 26, 2014	By:	/s/ William P. Kelly,
William P. Kelly, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Settlement Agreement, dated as of March 25, 2014, by and among RELM Wireless Corporation and Privet Fund LP, Privet Fund Management LLC and their respective Affiliates.
99.1	Press Release, dated March 26, 2014.